UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Letter Agreement for Conversion of Promissory Notes

On June 9, 2017, Duos Technologies Group, Inc., a Florida corporation (the “Company”), entered into letter agreements (together the “Note Holder Letter Agreements”) with six (6) investors (collectively, the “Note Holders”) holding promissory notes (collectively the “Notes”) whereby the Note Holders agreed to convert all monies due to them under the Notes into restricted shares of common stock (the “Note Conversion Shares”), all contingent upon the completion of the Company’s anticipated public offering of its securities to raise up to $12,500,000 and list its securities on the NASDAQ (the “Offering”). The Note Holders will be due the aggregate sum of $573,224, including principal and interest calculated through June 30, 2017 (the “Note Obligation”). Pursuant to the Note Holder Letter Agreements, the Note Obligation will automatically convert upon consummation of the Offering into the Note Conversion Shares at the price per share of common stock paid by the investors in the offering (the “Conversion Price”). As a result of the foregoing, the Company will be issuing an aggregate of 114,645 Note Conversion Shares upon the consummation of the Offering in consideration of the conversion of the Note Obligation assuming a conversion price of $5.00, the mid-point of the estimated offering price range. The Company anticipates amending the Note Holder Letter Agreements to issue to the Note Holders an aggregate of 114,645 warrants upon the consummation of the Offering. Each entity entering into the Note Holder Letter Agreements has agreed to enter into lock-up agreements prohibiting the sale or other transfer of any securities of the Company owned by such persons for a period of between 3 and 6 months.

Letter Agreement for Related Party Conversion

On June 9, 2017, the Company entered into a letter agreement with Mr. Gianni Arcaini, the Chief Executive Officer and a Director of the Company (the “Arcaini Letter Agreement”), whereby Mr. Arcaini agreed to convert all deferred compensation owed to him under his Employment Agreement (“Arcaini Debt Obligation”) into common stock of the Company, contingent upon the completion of the Offering. The aggregate amount of $700,543 (“Arcaini Obligation”) will be owed to Mr. Arcaini under the Arcaini Debt Obligation including interest through June 30, 2017. Pursuant to the Arcaini Letter Agreement, the Arcaini Debt Obligation will automatically convert upon consummation of the Offering into such number of restricted shares of the Company’s common stock calculated by dividing the Arcaini Debt Obligation by $5.00 or 140,109 shares.  The Company anticipates amending the Arcaini Letter Agreement to issue Mr. Arcaini 140,109 warrants upon the consummation of the Offering.  Mr. Arcaini has agreed to enter into a lock-up agreement prohibiting the sale or other transfer of all securities of the Company owned by him for a period of 6 months.

Additionally, on the same date, the Company entered into a letter agreement with Mr. Adrian Goldfarb, the Chief Financial Officer of the Company (the “Goldfarb Letter Agreement”), whereby Mr. Goldfarb agreed to convert all amounts due and owing to him under that certain promissory note issued by the Company (“Goldfarb Debt Obligation”) into common stock of the Company, contingent upon the completion of the Offering. The aggregate amount of $33,620 (“Goldfarb Obligation”) will be owed to Mr. Goldfarb under the Goldfarb Debt Obligation including interest through June 30, 2017. Pursuant to the Goldfarb Letter Agreement, the Goldfarb Debt Obligation will automatically convert upon consummation of the Offering into such number of restricted shares of the Company’s common stock calculated by dividing the Goldfarb Debt Obligation by $5.00 or 6,724 shares. The Company anticipates amending the Goldfarb Letter Agreement to issue Mr. Goldfarb 6,724 warrants upon consummation of the Offering.  Mr. Goldfarb has agreed to enter into a lock-up agreement prohibiting the sale or other transfer of all securities of the Company owned by him for a period of 6 months.

The above descriptions of the Note Holder Letter Agreements, Arcaini Letter Agreement and Goldfarb Letter Agreement (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01. Exhibits

Exhibit No.	Description

10.1	Form of Note Holder Letter Agreement, dated June 9, 2017
10.2	Form of Arcaini Letter Agreement, dated June 9, 2017
10.3	Form of Goldfarb Letter Agreement, dated June 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: June 15, 2017	By:	/s/ Gianni B. Arcaini
Gianni B. Arcaini Chief Executive Officer

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